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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 3, 1998, included in this Annual Report on Form 11-K, into the Union Pacific Resources Group Inc.'s previously filed Registration Statements No. 333-22655 and No. 333-52605 on Form S-3 and No. 333-22613 and No.
333-35641 on Form S-8.




ARTHUR ANDERSEN LLP
Fort Worth, Texas
June 15, 1998